FOURTH LOAN MODIFICATION AGREEMENT

      This Fourth Loan Modification Agreement (this "Loan Modification Agreement') is entered into as of June 7, 2004, by and between SILICON VALLEY BANK, a California-chartered bank, with its principal place of business at 3003 Tasman Drive, Santa Clara, California 95054 and with a loan production office located at One Newton Executive Park, Suite 200, 2221 Washington Street, Newton, Massachusetts 02462, doing business under the name "Silicon Valley East" ("Bank") and COLLAGENEX PHARMACEUTICALS, INC., a Delaware corporation with its chief executive office located at 41 University Drive, Newtown, Pennsylvania 18940 ("Borrower").

      1. DESCRIPTION OF EXISTING INDEBTEDNESS AND OBLIGATIONS. Among other indebtedness and obligations which may be owing by Borrower to Bank, Borrower is indebted to Bank pursuant to a loan arrangement dated as of March 19, 2001, evidenced by, among other documents, a certain Loan and Security Agreement dated as of March 19, 2001, between Borrower and Bank, as amended (the "Loan Agreement"). Capitalized terms used but not otherwise defined herein shall have the same meaning as in the Loan Agreement.

      Hereinafter, all indebtedness and obligations owing by Borrower to Bank shall be referred to as the "Obligations".

      2. DESCRIPTION OF COLLATERAL. Repayment of the Obligations is secured by the Collateral as described in the Loan Agreement and the Intellectual Property Collateral, as described in the Intellectual Property Security Agreement dated as of March 19, 2001, between the Borrower and the Bank (together with any other collateral security granted to Bank, the "Security Documents").

      Hereinafter, the Security Documents, together with all other documents evidencing, securing or otherwise executed in connection with the Obligations shall be referred to as the "Existing Loan Documents".

      3. DESCRIPTION OF CHANGE IN TERMS.

      Modifications to Loan Agreement. From and after the execution of this Loan Modification Agreement, the Loan Agreement shall be amended as follows:

                (i)     By adding the  following  new Sections 1.6 and 1.7 after
                        Section 1.5 therein:

                        "1.6 FOREIGN EXCHANGE CONTRACT SUBLIMIT.  In addition to
                        Section 1.5 and Section 1.7, Borrower may use up to the amount set forth on the Schedule in connection with foreign exchange forward contracts with Silicon under which Borrower commits to purchase from or sell to Silicon a set amount of foreign currency more than one business day after the contract date. Silicon may terminate the foreign exchange contracts if an Event of Default occurs.

                        1.7 CASH MANAGEMENT  SERVICES  SUBLIMIT.  In addition to
                        Section 1.5 and Section 1.6 above, Borrower may also use up to the amount set forth on the Schedule for Cash Management Services. Such aggregate amounts utilized under the Cash Management Services Sublimit shall at all times reduce the amount otherwise available for Loans, letters of credit, foreign exchange contracts or other credit accommodations hereunder. Any amounts Silicon pays on behalf of Borrower or any amounts that are not paid by Borrower for any Cash Management Services will be treated as Loans hereunder and will accrue interest at the interest rate applicable to Loans."

                (ii) By deleting Section 4.4 of the Loan Agreement, entitled "Collection of Receivable" in its entirety and inserting the following in lieu thereof:


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                        "4.4  COLLECTION OF  RECEIVABLES.  Borrower shall direct
                        the  Account   Debtors  to  remit  all   Receivables  to
                        Borrower's  lockbox  account  maintained  at Silicon and
                        Silicon   shall   transfer   such  funds  to  Borrower's
                        operating account."

                (iii) By deleting the following text appearing in Section 1(A)(i) of the Schedule to the Loan Agreement:

                        "$4,000,000 at any one time outstanding (the "Maximum Credit Limit"; minus"
                                       -----

                        and inserting the following in lieu thereof:

                        "$5,000,000 at any one time outstanding (the "Maximum Credit Limit"; minus"
                                       -----

                (iv) By deleting the following text appearing in Section 1 of the Schedule to the Loan Agreement:

                        "Letter of Credit/Foreign Exchange Contract Sublimit (Section 1.5): $1,500,000"

                        and inserting the following in lieu thereof:

                        "Letter of Credit/Foreign Exchange Contract/Cash Management Services Sublimit (Sections 1.5, 1.6 and 1.7): $2,000,000"

                (v)     By deleting the "Interest Rate" subsection  appearing in
                        Section 2 of the Schedule to the Loan Agreement in its entirety and inserting the following in lieu thereof:

                        "Interest Rate (Section 1.2):

                        A rate equal to the "Prime Rate" in effect from time to time Interest shall be calculated on the basis of a 360-day year for the actual number of days elapsed. "Prime Rate" means the rate announced from time to time by Silicon as its "prime rate;" it is a base rate upon which other rates charged by Silicon are based, and it is not necessarily the best rate available at Silicon. The interest rate applicable to the Obligations shall change on each date there is a change in the Prime Rate."

                (vi) By deleting the following text appearing in the "Unused Line Fee" subsection of Section 3 of the Schedule to the Loan Agreement:

                        "0.50% per annum."

                        and inserting the following in lieu thereof:

                        "0.375% per annum."

                (vii) By adding the following subsection at the end of Section 3 of the Schedule to the Loan Agreement:

                        "Letter of Credit Fee:  1.00 %, per annum."

                (viii) By deleting the "Maturity Date" set forth in Section 4 of the Schedule to the Loan Agreement in its entirety and inserting the following in lieu thereof:

                        "May 31, 2006."

                (ix)    By deleting the Minimum  Tangible Net Worth  covenant in
                        Section 5a. of the Schedule to the Loan Agreement in its entirety and inserting the following in lieu thereof:

                        "a. Minimum Tangible Net Worth:

                        Borrower shall at all times maintain a Tangible Net Worth, tested quarterly, of not less than the sum of (i) plus (ii) below:

                        (i) $28,000,000 (which minimum amount shall be increased by 50% of Borrower's net income (if positive) for fiscal year 2004), from the date of this Agreement until the Maturity Date; plus

                        (ii) 50% of all consideration received after the date hereof from proceeds from the issuance of any equity securities of the Borrower and/or subordinated debt incurred by the Borrower.

                        In no event shall the amount of this Minimum Tangible Net Worth covenant be decreased."

                (x) By adding the following Section 5b after Section 5a of the Schedule to Loan Agreement:

                        "b. Minimum Adjusted Quick Ratio:

                        Borrower shall maintain a minimum Adjusted Quick Ratio of 2.00 to 1.00, to be tested as of the end of each quarter."

                (xi)    By adding the following definitions alphabetically after
                        Section 5b. of the Schedule to the Loan Agreement:

                        ""Adjusted Quick Ratio" is a ratio of Quick Assets to Current Liabilities.

                        "Current Liabilities" is the aggregate amount of all obligations and liabilities of Borrower to Silicon, plus, without duplication, Borrower's total Liabilities which mature within one (1) year.

                        "Quick Assets" is, on any date, the Borrower's consolidated, unrestricted cash, cash equivalents and net billed accounts receivable determined according to GAAP."

                (xii) By deleting the text of Section 6 to the Schedule to the Loan Agreement and inserting the following text in lieu thereof:

                        "6    Reporting.

                        Borrower shall deliver to Silicon: (i) as soon as available, but no later than thirty (30) days after the last day of each month, a company prepared balance sheet and income statement covering Borrower's operations during the period in a form acceptable to Silicon; (ii) as soon as available, but no later than five (5) days after its filing with the Securities and Exchange Commission, audited financial statements of the Borrower prepared under GAAP, consistently applied, together with an unqualified opinion on the financial statements from an independent certified public accounting firm reasonably acceptable to Silicon; (iii) as soon as available, but no later than five (5) days after its filing with the Securities and Exchange Commission, quarterly financial statements of the Borrower prepared under GAAP, consistently applied (iv) within thirty (30) days after the last day of each month or upon each Loan request, Borrower shall deliver to Silicon a Borrowing Base Certificate in the form of Exhibit A, along with an aged listing of accounts receivable (by invoice date) and a schedule of deferred revenue, (v) together with its monthly (or quarterly, as appropriate) and annual financial statements, Borrower shall deliver to Silicon a Compliance Certificate in the form of Exhibit B and
                        (vi) budgets, sales projections, operating plans or other financial information reasonably requested by Silicon."

                (xiii)  By  deleting  the text "$700 per  person"  appearing  in
                        Section 5.4 of the Loan Agreement and inserting the following text in lieu thereof:

                        "$750 per person"

                (xiv) The Loan Agreement shall be amended by adding Exhibit A thereto, in the form of Exhibit A hereto.

                (xv) The Loan Agreement shall be amended by adding Exhibit B thereto, in the form of Exhibit B hereto.

      4. RATIFICATION OF INTELLECTUAL PROPERTY SECURITY AGREEMENT. Borrower hereby ratifies, confirms and reaffirms, all and singular, the terms and conditions of a certain Intellectual Property Security Agreement dated as of March 19, 2001 between Borrower and Bank, and acknowledges, confirms and agrees that, except as previously disclosed in writing to Bank, said Intellectual Property Security Agreement contains an accurate and complete listing of all Intellectual Property Collateral (as defined in said Intellectual Property Security Agreement) and shall remain in full force and effect.

      5. ADDITIONAL COVENANTS. Borrower shall not, without providing the Bank with thirty (30) days prior written notice: (i) relocate its principal executive office or add any new offices or business locations or keep any Collateral in any additional locations, or
            (ii) change its jurisdiction of organization, or (iii) change its organizational structure or type, (iv) change its legal name, or (v) change any organizational number (if any) assigned by its jurisdiction of organization. In addition, the Borrower hereby certifies that no Collateral is in the possession of any third party bailee other than Cord Logistics (such as at a warehouse). In the event that Borrower, after the date hereof, intends to store or otherwise deliver the Collateral to such a bailee, then Borrower shall first receive, the prior written consent of Bank and such bailee must acknowledge in writing that the bailee is holding such Collateral for the benefit of Bank.

      6. AUTHORIZATION TO FILE. Borrower hereby authorizes Bank to file financing statements without notice to Borrower, with all appropriate jurisdictions, as Bank deems appropriate, in order to further perfect or protect Bank's interest in the Collateral.

      7. CONSISTENT CHANGES. The Existing Loan Documents are hereby amended wherever necessary to reflect the changes described above.

      8. RATIFICATION OF LOAN DOCUMENTS. Borrower hereby ratifies, confirms, and reaffirms all terms and conditions of the Existing Loan Documents and all security or other collateral granted to the Bank, and confirms that the indebtedness secured thereby includes, without limitation, the Obligations.

      9. NO DEFENSES OF BORROWER. The Borrower hereby acknowledges and agrees that the Borrower has no offsets, defenses, claims, or counterclaims against the Bank or the Bank's officers, directors, employees, attorneys, representatives, predecessors, affiliates, subsidiaries, parents, successors, and assigns with respect to the Obligations, and/or the Existing Loan Documents, and that if the Borrower now has, or ever did have, any offsets, defenses, claims, or counterclaims against the Bank or the Bank's officers, directors, employees, attorneys, representatives, predecessors, affiliates, subsidiaries, parents, successors, and assigns, whether known or unknown, at law or in equity, from the beginning of the world through this date and through the time of execution of this Loan Modification Agreement, with respect to the Obligations and/or the Existing Loan Documents, all of them are hereby expressly WAIVED, and the Borrower hereby RELEASES the Bank and the Bank's officers, directors, employees, attorneys, representatives, predecessors, successors, and assigns from any liability therefor.

      10. FEES. Upon or prior to the execution of this Loan Modification Agreement, Borrower shall pay to Bank a fee in the amount of $18,750.00, which fee shall be retained by Bank and not applied in reduction of the Obligations. In addition, the Borrower shall reimburse Bank for all legal fees and expenses incurred in connection with this amendment to the Existing Loan Documents.

      11. CONTINUING VALIDITY. Borrower understands and agrees that in modifying the existing Obligations, Bank is relying upon Borrower's representations, warranties, and agreements, as set forth in the Existing Loan Documents. Except as expressly modified pursuant to this Loan Modification Agreement, the terms of the Existing Loan Documents remain unchanged and in full force and effect. Bank's agreement to modify the existing Obligations pursuant to this Loan Modification Agreement in no way shall obligate Bank to make any future modifications to the Obligations. Nothing in this Loan Modification Agreement shall constitute a satisfaction of the Obligations. It is the intention of Bank and Borrower to retain as liable parties all makers of Existing Loan Documents, unless the party is expressly released by Bank in writing. No maker will be released by virtue of this Loan Modification Agreement.

      12. JURISDICTION/VENUE. Borrower accepts for itself and in connection with its properties, unconditionally, the non-exclusive jurisdiction of any state or federal court of competent jurisdiction in the Commonwealth of Massachusetts in any action, suit, or proceeding of any kind against it which arises out of or by reason of this Loan Modification Agreement; provided, however, that if for any reason
            Bank cannot avail itself of the courts of the Commonwealth of Massachusetts, then venue shall lie in Santa Clara County, California. NOTWITHSTANDING THE FOREGOING, THE BANK SHALL HAVE THE RIGHT TO BRING ANY ACTION OR PROCEEDING AGAINST THE BORROWER OR ITS PROPERTY IN THE COURTS OF ANY OTHER JURISDICTION WHICH THE BANK DEEMS NECESSARY OR APPROPRIATE IN ORDER TO REALIZE ON THE COLLATERAL OR TO OTHERWISE ENFORCE THE BANK'S RIGHTS AGAINST THE BORROWER OR ITS PROPERTY.

            [The remainder of this page is intentionally left blank]

      This Loan Modification Agreement is executed as a sealed instrument under the laws of the Commonwealth of Massachusetts as of the date first written above.

BORROWER:                                 BANK:


COLLAGENEX PHARMACEUTICALS, INC.          SILICON VALLEY BANK, doing business
                                          as SILICON VALLEY EAST


By: /s/ Frank Ruffo                       Name: /s/ R. Bryan Jadot
   -----------------------------------         ------------------------------
Name: Frank Ruffo                         Name:  R. Bryan Jadot
Title: Director of Finance, Controller    Title: Vice President


      The undersigned ratifies, confirms and reaffirms, all and singular, the terms and conditions of a certain Unconditional Guaranty dated March 19, 2001 (the "Guaranty") and a certain Security Agreement dated March 19, 2001 (the "Security Agreement") and acknowledges, confirms and agrees that the Guaranty and the Security Agreement shall remain in full force and effect and shall in no way be limited by the execution of this Loan Modification Agreement, or any other documents, instruments and/or agreements executed and/or delivered in connection herewith

MMP, INC.


By: /s/ Frank Ruffo
   -----------------------------------
Name: Frank Ruffo
Title: Secretary and Treasurer